Filed Pursuant to Rule 424(b)(3)
Registration No. 333-177963

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
SUPPLEMENT NO. 15 DATED DECEMBER 2, 2013
TO THE PROSPECTUS DATED MARCH 28, 2013

This supplement No. 15 is part of the prospectus of Jones Lang LaSalle Income Property Trust, Inc. and should be read in conjunction with the prospectus. Terms used in this supplement No. 15 and not otherwise defined herein have the same meanings as set forth in our prospectus and any supplements thereto. The purpose of this supplement is to disclose the recent share pricing information.

Recent Share Pricing Information

Below is the daily NAV per share, as determined in accordance with our valuation guidelines, for each business day from November 1 to November 30, 2013, for both of our classes of common stock:

Date	NAV per Share
	Class A	Class M
November 1, 2013	$10.15	$10.18
November 4, 2013	$10.16	$10.18
November 5, 2013	$10.16	$10.18
November 6, 2013	$10.16	$10.18
November 7, 2013	$10.16	$10.18
November 8, 2013	$10.16	$10.18
November 11, 2013	$10.16	$10.18
November 12, 2013	$10.16	$10.18
November 13, 2013	$10.16	$10.18
November 14, 2013	$10.16	$10.19
November 15, 2013	$10.16	$10.19
November 18, 2013	$10.17	$10.19
November 19, 2013	$10.17	$10.19
November 20, 2013	$10.17	$10.19
November 21, 2013	$10.17	$10.19
November 22, 2013	$10.17	$10.19
November 25, 2013	$10.17	$10.20
November 26, 2013	$10.17	$10.20
November 27, 2013	$10.17	$10.20
November 29, 2013	$10.17	$10.20

Purchases and repurchases of shares of our Class A and Class M common stock will be made based on the appropriate day’s applicable per share NAV. On each business day, our NAV per share for each class is (1) posted on our website, www.JLLIPT.com, and (2) made available on our toll-free, automated telephone line, (855) 652-0277.